UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

The information required by this Item 2.02 is incorporated by reference from Item 4.02 below.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2013, the Audit Committee of the Board of Directors, after consultation with management, concluded that our previously-filed condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012, and September 30, 2012, should be restated and should no longer be relied upon due to non‑cash related errors to our derivative accounting treatment contained therein. We expect to file our 2012 Form 10-K during the week of March 18, 2013, which will include restated financial statements as of and for each of the interim reporting periods.
In the course of the preparing our 2012 financial statements, management determined that the initial hedging documentation prepared for 15 of our derivatives that had been entered into during 2012, which covered both US and Canadian production, was insufficient to support hedge accounting. Previously, management believed that the documentation standards required for hedge accounting had been satisfied and that, based on analysis management performed on similar positions during 2011, there was a de minimis possibility that interest rate risk could cause the hedge relationship to not be effective and that specific documentation of such risk was not necessary for the referenced derivatives entered into during 2012. Management held a number of conversations with our registered independent accounting firms regarding the matter and began to re-inspect the documents and files maintained for hedge accounting and assess the magnitude of the impact on our financial statements in the event that these derivatives did not achieve hedge accounting. Management alerted the Audit Committee that management had undertaken this effort, but had not yet reached a conclusion on the amounts involved, their impact on our prior financial statements or whether the proper accounting treatment had taken place. Management subsequently completed its review of the amounts that would require correction and finalized its view on the errors regarding the appropriateness of the accounting treatment. Management prepared documentation of the materiality of the amounts, and concluded that the uncorrected effects would be material to the previously-filed financial information. On March 15, 2013, the Audit Committee was fully briefed on the matter, including final discussion of the amounts and the qualitative and quantitative factors contributing to this conclusion.
We have concluded that the derivatives, which were previously recognized as hedges with changes in value recognized in other comprehensive income, needed restatement to reflect the changes in fair value in earnings. We expect several other related non‑cash impacts from this determination such as:

•
Amounts reported as changes in other comprehensive income required restatement to report them in other revenue. This caused the following estimated increases (decreases) to other revenue by quarter: Q1 - $33 million, Q2 - $26 million, Q3 - $(58) million

•	Amounts reported for settlements of derivatives recorded as production revenue required restatement to report in other revenue. This caused the following estimated increases

(decreases) to production revenue by quarter: Q1 - $(5) million, Q2 - $0 million, Q3 - $(1) million

•
Ceiling tests were prepared that included the value of the hedges within the ceiling, which is only permitted if the derivatives qualify for hedge accounting. Under our restated ceiling, these 15 contracts could not be incorporated into the ceiling, which caused the following estimated increases (decreases) to impairment expense by quarter: Q1 - $255 million, Q2 - $208 million, Q3 - $4 million

•
The recognition of additional impairments in earlier quarters caused a decrease in the depletion rate in the succeeding quarter. This caused the following estimated increases (decreases) to depletion expense by quarter: Q1 - $0 million, Q2 - $(4) million, Q3 - $(9) million

•
These restatements caused the modification of income tax expense in both the US and Canada, which were applied at a 35% and 25% rate, respectively. This caused the following estimated changes to income tax expense by quarter to recognize (benefit) expense: Q1 - $(76) million, Q2 - $(49) million, Q3 - $84 million. The third quarter tax expense was significantly impacted by our earlier recognition of a valuation allowance for our net US deferred tax assets.

On February 25, 2013, we issued a press release reporting our preliminary unaudited earnings for the fourth quarter and the full year 2012. In that release, we indicated that we had not completed our review of derivatives and deferred taxes. The following summarizes the estimated non‑cash changes that we expect to those previously reported preliminary amounts to reflect the foregoing matters:

•
Amounts reported as changes in other comprehensive income required revision to report them in other revenue. This caused the following estimated increases (decreases) to other revenue: Q4 - $43 million, Full Year - $44 million

•
Amounts reported for settlements of derivatives recorded as production revenue required revision to report in other revenue. This caused the following estimated increases (decreases) to production revenue: Q4 - $2 million, Full Year - $(5) million

•
Ceiling tests were prepared that included the value of the hedges within the ceiling, which is only permitted if the derivatives qualify for hedge accounting. Under our restated ceiling, these 15 contracts could not be incorporated into the ceiling, which caused the following estimated increases (decreases) to impairment expense: Q4 - $(606) million, Full Year - $(139) million

•
The recognition of additional impairments in earlier quarters caused a decrease in the depletion rate necessary. This caused the following estimated increases (decreases) to depletion expense: Q4 - $(9) million, Full Year - $(22) million

•
These restatements caused the modification of income tax expense in both the US and Canada, which were applied at a 35% and 25% rate, respectively. We also determined that a valuation allowance was appropriate for our net Canadian deferred tax assets, which resulted in the recognition of $61 million expense. Including the valuation allowance, the following estimated change to income tax expense to recognize additional tax benefit (expense): Q4 - $(107) million, Full Year - $(66) million.

In total, the estimated aggregate impact to 2012 income (loss) before income taxes was to improve that amount by $199 million and to reduce the income tax benefit by $66 million, which yield an overall increase to net income of $133 million. None of these matters impact the previously reported totals for cash flows from operating activities, investing activities or financing activities. None of the matters impact compliance with the financial covenants associated with our senior secured credit facility.
As a result of our determination to restate our consolidated quarterly financial statements as of and for the periods ended March 31, 2012, June 30, 2012, and September 30, 2012, those financial statements should no longer be relied upon. We expect to file our 2012 Form 10-K during the week of March 18, 2013, in which we will report our restated financial position and results of operations as outlined above. We continue to work with our registered public accounting firm to bring these matters to closure and accomplish the estimated filing timeline.
The company has concluded that its internal control over financial reporting was not effective as of December 31, 2012 given the existence of a material weakness in its financial reporting controls relating to the revisions described above. Effective December 31, 2012, we discontinued the use of hedge accounting on all our derivatives.
This Form 8-K includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, the statement that Quicksilver expects to file its 2012 Form 10-K by the week of March 18, 2013 and Quicksilver's estimates of the impact the loss of hedge accounting treatment on certain of its derivatives will have on the financial statements described above. There can be no assurance that Quicksilver will be able to file its 2012 Form 10-K within that time period or that such estimates will not change. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Company's actual results include unanticipated delays in the conclusion of Quicksilver's 2012 integrated audit and the effects of other various risk factors and uncertainties disclosed in Quicksilver's filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K. Such forward-looking statements are made only as of the date of this Form 8-K, and Quicksilver does not undertake any obligation to update any forward-looking statement to reflect subsequent events or circumstances except to the extent required by applicable law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Regan
John C. Regan
Senior Vice President – Chief Financial Offer

Date: March 15, 2013